                                                                      EXHIBIT 11

                            COMPUTATION OF LOSS PER SHARE


                                                      Three months ended             Nine months ended
                                                         September 30,                 September 30,
                                                         -------------                 -------------
                                                      1996           1995           1996           1995
                                                      ----           ----           ----           ----
PRIMARY AND FULLY DILUTED:

Average shares outstanding                              3,155,524      2,067,469      3,130,661      1,707,405

SAB No. 83 - for stock issued and options or
warrants granted at exercise prices less than
the initial public offering price during the 12
months preceding the initial public offering,
using the treasury method                               1,115,019      1,115,019      1,115,019      1,115,019
                                                       ----------     ----------     ----------     ----------

Total                                                   4,270,543      3,182,488      4,245,680      2,822,424
                                                       ----------     ----------     ----------     ----------
                                                       ----------     ----------     ----------     ----------

Net loss                                               $ (175,779)    $ (256,123)    $ (429,194)    $ (665,390)
                                                       ----------     ----------     ----------     ----------
                                                       ----------     ----------     ----------     ----------

Net loss per share                                     $     (.04)    $     (.08)    $     (.10)    $     (.24)
                                                       ----------     ----------     ----------     ----------
                                                       ----------     ----------     ----------     ----------

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